UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 5, 2025

Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, Fortrea Holdings Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report that, among other things, on March 5, 2025, Erin L. Russell was elected to the Board of Directors (the “Board”) of the Company, effective as of March 7, 2025 (the “Original Form 8-K”). At the time of the Original Form 8-K filing, no decision had been made regarding on which committees Ms. Russell would serve. The Company is filing this Amendment No. 1 on Form 8-K/A to the Original Form 8-K to amend and disclose the committee assignments for Ms. Russell as required by Item 5.02 of Form 8-K.

On May 9, 2025, as recommended by the Board’s Nominating, Corporate Governance and Compliance Committee, the Board appointed Ms. Russell to serve as a member of the Audit Committee of the Board, effective as of May 13, 2025. No other amendments, updates or modifications to the Original Form 8-K are being made by this Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name:	Stillman Hanson
Title:	General Counsel and Secretary

Date: May 15, 2025